EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Enochian Biosciences, Inc.

Los Angeles, CA

As independent registered public accountants, we hereby consent to the use of our report dated September 24, 2021, with respect to the consolidated financial statements of Enochian Biosciences, Inc. and subsidiaries as of and for the years ended June 30, 2021 and 2020 in this Registration Statement on Form S-3. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 3, 2022